Exhibit 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Schedule 13G filed herewith relating to the ordinary shares, par value NIS 0.01 per share, of Macrocure Ltd., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date: February 12, 2015

PONTIFAX MANAGEMENT 2 G.P. (2007) LTD.

By:	/s/ Tomer Kariv
Name:	Tomer Kariv
Title:	Managing Partner

PONTIFAX MANAGEMENT II L.P.

By:	/s/ Tomer Kariv
Name:	Tomer Kariv
Title:	Managing Partner

PONTIFAX (CAYMAN) II, L.P.

By:	/s/ Tomer Kariv
Name:	Tomer Kariv
Title:	Managing Partner

PONTIFAX (ISRAEL) II, L.P.

By:	/s/ Tomer Kariv
Name:	Tomer Kariv
Title:	Managing Partner

PONTIFAX (ISRAEL) II—INDIVIDUAL INVESTORS, L.P.

By:	/s/ Tomer Kariv
Name:	Tomer Kariv
Title:	Managing Partner

/s/ Ran Nussbaum
RAN NUSSBAUM

/s/ Tomer Kariv
TOMER KARIV